AMENDMENT TO STOCKHOLDER RIGHTS AGREEMENT
This AMENDMENT TO STOCKHOLDER RIGHTS AGREEMENT (this “Amendment”) is made effective as of March 3, 2026. This Amendment is an amendment to that certain Stockholder Rights Agreement, dated as of March 12, 2025 (the “Rights Agreement”), by and between Pliant Therapeutics, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”). The Company and the Rights Agent are collectively referred to herein as the “Parties”. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement.
W I T N E S S E T H:
WHEREAS, the Parties entered into the Rights Agreement on March 12, 2025;
WHEREAS, the Board of Directors (the “Board”) of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement to change the Final Expiration Time from the Close of Business on March 11, 2026 to the Close of Business on March 11, 2027;
WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the Stock Acquisition Date, the Company may from time to time and in its sole discretion, and the Rights Agent shall, if the Company so directs, make any changes to the Rights Agreement that the Company may deem necessary or desirable that do not materially adversely affect the interests of the holders of Rights (other than the Acquiring Person, any Related Person thereof or any transferee of any Acquiring Person or any Related Person thereof), provided that the Company has delivered to the Rights Agent a certificate from an authorized officer of the Company stating that the proposed amendment complies with the terms of the Rights Agreement;
WHEREAS, the Stock Acquisition Date has not occurred;
WHEREAS, the Company has delivered to the Rights Agent a certificate from an authorized officer of the Company that states that this Amendment complies with the terms of the Rights Agreement and has directed the Rights Agent to amend the Rights Agreement as set forth herein.
NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Parties hereby agree as follows:
Section 1.Amendment to Rights Agreement.
(a)    The text of clause (i) of Section 7(a) of the Rights Agreement is hereby deleted and replaced in its entirety with the following:
“the Close of Business on March 11, 2027 (the “Final Expiration Time”), unless prior to such date stockholder approval has been obtained to extend the term of the Rights,”.

(b)    In the first paragraph of the Form of Rights Certificate (Exhibit B to the Rights Agreement), at page B-1, the first sentence beginning with the words “NOT EXERCISABLE AFTER MARCH 11, 2026” is hereby deleted and replaced in its entirety with the following:
“NOT EXERCISABLE AFTER MARCH 11, 2027 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY OR AN EARLIER “EXPIRATION TIME” (AS DEFINED IN THE RIGHTS AGREEMENT) OCCURS.”
(c)    In the Summary of Rights to Purchase Preferred Stock (Exhibit C to the Rights Agreement), at page C-3, under the heading “Expiration Time”, the reference to “March 11, 2026” is hereby deleted and replaced with “March 11, 2027”.
(d)    The text of Section 26 of the Rights Agreement is hereby deleted and replaced in its entirety with the following:
“Section 26.    Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if in writing and sent by first-class or express United States mail, FedEx or United Parcel Service or any other nationally recognized courier service, postage prepaid (or by facsimile transmission or e-mail, if receipt is confirmed telephonically) addressed (until another address is filed in writing with the Rights Agent) as follows:
Pliant Therapeutics, Inc.
331 Oyster Point Blvd.
South San Francisco, CA 94080
Attention: Keith Cummings
Chief Financial Officer
Telephone: (650) 481-6770
E-mail: KCummings@pliantrx.com

with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
601 Marshall Street
Redwood City, CA 94063
Attention: Sam Zucker
E-mail: szucker@goodwinlaw.com

and
Goodwin Procter LLP
620 Eighth Avenue
New York, NY 10018
Attention: Leonard Wood

E-mail: leonardwood@goodwinlaw.com

Subject to Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if in writing and sent by first-class or express United States mail, FedEx or United Parcel Service or any other nationally recognized courier service, postage prepaid (or by facsimile transmission or e-mail, if receipt is confirmed telephonically) addressed (until another address is filed in writing with the Company) as follows:
Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
Attention: Client Services
Facsimile: (781) 575-4210

with a copy (which shall not constitute notice) to:
Kelley Drye & Warren LLP
300 Atlantic Street
Suite 700
Stamford, CT 06901
Attention: Merrill Stone
Telephone: (203) 324-1400
E-mail: mstone@kelleydrye.com

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Time, to the holder of shares of Common Stock) shall be sufficiently given or made if in writing, sent by first-class or express United States mail, FedEx or United Parcel Service or any other nationally recognized courier service, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.”
Section 2.Remaining Terms; Controlling Agreement. All other provisions of the Rights Agreement that are not expressly amended hereby shall continue in full force and effect. From and after the execution and delivery of this Amendment, any references to the Rights Agreement in the Rights Agreement and other agreements or instruments shall be deemed to refer to the Rights Agreement as amended pursuant to this Amendment. In the event of any conflict between the terms of this Amendment and the Rights Agreement, this Amendment shall control.
Section 3.Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Amendment to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid, void or unenforceable language from this Amendment would adversely affect the purpose or effect of this Amendment, the right of redemption set forth in Section 23 of the Rights Agreement shall be reinstated and shall not expire until the Close of Business on the tenth (10th) day following the date of such determination by the Board.
Section 4.Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.
Section 5.Descriptive Headings. Descriptive headings of the Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
Section 6.Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

PLIANT THERAPEUTICS, INC.
By: /s/ Keith Cummings__
Name: Keith Cummings, M.D., MBA
Title: Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.
By: /s/ Ralph Stock_____
Name: Ralph Stock
Title: Manager, Relationship Management

[Signature Page to Amendment to Stockholder Rights Agreement]